Calculation of Filing Fee Tables
S-3
VICI PROPERTIES INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)			$ 1,666,776,068.00	0.0001531	$ 255,183.42
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,666,776,068.00		$ 255,183.42
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 246,016.15
			Net Fee Due:						$ 9,167.27
Offering Note
[1]	The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-286854 filed by the registrant on April 30, 2025.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	VICI Properties Inc.	S-3	333-264352	05/06/2024		$ 246,016.15	Equity	Common Stock, $0.01 par value per share		$ 1,666,776,068.48
Fee Offset Sources		VICI Properties Inc	S-3	333-264352		05/06/2024						$ 234,426.08
Fee Offset Sources		VICI Properties Inc	S-3	333-264352		02/28/2023						$ 11,590.07
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On February 28, 2023, VICI Properties Inc. filed a prospectus supplement to Registration Statement No. 333-264352 (the "2023 Prospectus Supplement"), which became effective upon filing, registering an aggregate gross sales price of up to $1,500,000,000 in aggregate offering amount of common stock, for a total registration fee of $165,300, the offering of which has been terminated. On May 6, 2024, VICI Properties Inc. filed a prospectus supplement to the same registration statement (the "2024 Prospectus Supplement") registering an aggregate gross sales price of up to $2,000,000,000 in aggregate offering amount of common stock, for a total registration fee of $295,200 (the offering of which has been terminated), $60,773.92 of which was offset from the fee related to the unsold securities under the 2023 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, VICI Properties Inc. hereby applies a registration fee credit of $246,016.15, the amount of the fee attributable to the unsold securities under the 2024 Prospectus Supplement, to offset a portion of the current registration fee.